Exhibit 32.1

Certification of CEOs and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Just Energy Group Inc. (the "Registrant") filed under cover of Form 40-F for the year ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James Lewis and Deborah Merril, as Co-Chief Executive Officers of the Registrant, and Beth Summers, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ James Lewis
By:	James Lewis
Title:	Co-Chief Executive Officer
Date:	May 30, 2014

/s/ Deborah Merril
By:	Deborah Merril
Title:	Co-Chief Executive Officer
Date:	May 30, 2014

/s/ Beth Summers
By:	Beth Summers
Title:	Chief Financial Officer
Date:	May 30, 2014

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.